UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 30, 2007

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2007, the Board of Directors of Synopsys, Inc. (the “Company”) appointed Alfred J. Castino, the chief financial officer of Autodesk, Inc., and John Schwarz, the chief executive officer of Business Objects, to serve as directors of the Company effective May 30, 2007.  The Board also appointed Messrs. Castino and Schwarz to the Company’s Nominating and Corporate Governance Committee, Mr. Castino to the Company’s Audit Committee and Mr. Schwarz to the Company’s Compensation Committee.

Messrs. Castino and Schwarz will each participate in the non-employee director compensation arrangements described in the Company’s 2007 proxy statement.  Under the terms of those arrangements, each will receive an annual cash retainer of $125,000, paid quarterly in arrears, an initial stock option award of 30,000 options and an annual equity award with an aggregate “fair value” equal to $125,000, prorated to reflect their service for a partial year.  In addition, Mr. Castino, as a member of the Audit Committee, will receive $2,000 per meeting attended, for up to four meetings per year.

The Company’s press release announcing the appointments of Messrs. Castino and Schwarz is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release dated May 31, 2007, entitled “Synopsys Appoints Alfred Castino and John Schwarz to its Board of Directors.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2007	SYNOPSYS, INC.

	/s/	Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated May 31, 2007, entitled “Synopsys Appoints Alfred Castino and John Schwarz to its Board of Directors.”